Exhibit 99.1
                                                                   Press Release

                         PARADISE COMPLETES IBALL MERGER

New York, NY - July 11, 2001 -- Paradise Music & Entertainment, Inc. (OTC BB:
PDSE), a provider of entertainment content and services, announced the completion of the merger with iball Media. The iball shareholders approved the transaction at a recent shareholder meeting. Also, the Independent Committee of the Paradise Board received a favorable fairness opinion issued by Orchard Partners, Inc. and unanimously approved the transaction.

Paradise Chairman and President, Mr. Kelly Hickel said, "Closing this merger allows the new integrated PDSE management team to focus on achieving the company's goals of increased productivity, margins, and growth and execution of our strong restructuring plan. We are excited about the combined business and the opportunities that have presented themselves over the past few months."

Contacts:
---------
Mark Pollard                      John Lefebvre
VP Paradise                       Shareholder Relations

212-590-2100                      303-457-2852 or john@shareholder-relations.net

Paradise Music & Entertainment, Inc. "PDSE" (http://www.pdse.com) is an entertainment company comprised of three complementary units: PDSE Film and TV Group (Picture Vision and Rave Music); PDSE Music Group (PDSE Records Inc. and All Access Entertainment); and PDSE Commercial Production Group (Straw Dogs and Shelter Films).

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that these forward-looking statements involve uncertainties and risks that could cause actual performance and results of operations to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include issues related to the ability to obtain sufficient funding to continue operations, the ability to maintain adequate cash flow, the ability to profitably exploit new production, license and artist agreements, and the unpredictable nature of consumer entertainment preferences, as well as other factors set forth in Paradise's most recently filed Form 10-K and Form 10-Q reports. The forward-looking statements contained herein represent the Company's judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements. Paradise assumes no obligation to update the statements contained in this release.

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